Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Hutchison China MediTech Limited of our report dated March 1, 2016 relating to the consolidated financial statements of Nutrition Science Partners Limited, which appears in Amendment No. 4 to the Registration Statement on Form F-1 (No. 333-207447). We also consent to the reference to us under the heading “Experts” in Amendment No. 4 to the Registration Statement on Form F-1 (No. 333-207447).

/s/ PricewaterhouseCoopers
Hong Kong
March 16, 2016